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                                                                    EXHIBIT 12.2



SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES SIERRA PACIFIC PENSION INVESTORS '84
RATIO OF EARNINGS TO FIXED CHARGES:

                                                                                                      9 Months        9 Months
                                                                                                        Ended           Ended
                                        Year End.    Year End.    Year End.   Year End.    Year End.  September 30,  September 30,
                                           1995         1996        1997         1998        1999        1999            2000
                                        -----------------------------------------------------------   -------------  -------------
Earnings:
  Pretax income (loss)                    $(142)       $ 198       $(559)       $ 125       $ 357       $ 309           $ 299

Fixed Charges:
  Interest expense                         --           --           115          148         137         103              97
  Interest factor of rental expense        --           --          --           --          --          --                --
                                        -------------------------------------------------------------------------------------
             Total fixed charges           --           --           115          148         137         103              97
                                        -------------------------------------------------------------------------------------
             Total earnings                (142)         198        (444)         273         494         412             396

             Total fixed charges           --           --           115          148         137         103              97
                                        -------------------------------------------------------------------------------------
Ratio of earnings to fixed charges         --           --         (3.86)        1.84        3.61        4.00            4.08
                                        -------------------------------------------------------------------------------------
  Deficiency to cover fixed charges        (142)        --          (559)        --          --          --                --
                                        -------------------------------------------------------------------------------------